United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 23, 2003

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Ident. No.)

14 North Main Street, Souderton, Pennsylvania 18964

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code (215) 721-2400

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

April 23, 2003

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST NATIONAL BANK AND TRUST CO. – REPORTS FIRST QUARTER EARNINGS

     Souderton, PA—Univest Corporation of Pennsylvania, parent company of Univest National Bank and Trust Co., has reported net income of $5,049,000 or $.59* basic net income per share for the first quarter ended March 31, 2003. This represents an increase of 3.8% in net income and basic net income per share of 5.4% over the same period ended March 31, 2002.

     On April 1, 2003, Univest Corporation paid a quarterly cash dividend of $.20* per share which represents an increase of 8.7% over the same period last year.

     Diluted earnings per share was $.58 and $.55 per share for the three months ended March 31, 2003 and 2002 respectively.

     Assets totaled $1,305,138,000 and net worth totaled $135,838,000 as of March 31, 2003.

     Univest Corporation of Pennsylvania and its subsidiaries, Univest National Bank and Trust Co., Univest Insurance, Inc. and Univest Investments, Inc., provide community support, leadership, and strong performance in the financial services industry to over 20 Bucks and Montgomery County communities.

*Per share data has been restated to give effect to a twenty-five percent stock split effected in the form of a dividend declared on January 22, 2003 to shareholders of record as of February 7, 2003, payable on February 28, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

	By	/s/ William S. Aichele

	Name:	William S. Aichele
	Title:	President and Chief Executive Officer
Date: April 28, 2003